EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-102727 of Nevada Power Company on Form S-4 of our report dated February 28, 2003 appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Reno, Nevada

April 16, 2003